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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 3, 1997 on the balance sheet of Crescent Operating, Inc. and our report dated May 14, 1997 on the combined financial statement of Carter-Crowley Asset Group, which such reports appear in the Registration Statement on Form S-1 relating to the Common Stock of Crescent Operating, Inc. (No. 333-25223), and to all references to our firm included in this Registration Statement.

                                            /s/  ARTHUR ANDERSEN LLP

Dallas, Texas
June 11, 1997